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                                                                  EXHIBIT (a)(9)

                                AMENDMENT NO.4 TO
                               TRUST INSTRUMENT OF
                                 ING FUNDS TRUST

                                  MARCH 1, 2002

         THIS AMENDMENT NO. 4 TO THE TRUST INSTRUMENT OF ING FUNDS TRUST DATED July 30, 1998 (the "Trust Instrument"), as amended, has been executed effective as of the date hereof by the undersigned, constituting a majority of the Trustees of ING Funds Trust (the "Trust"), acting pursuant to Article XI,
Section 11.8 of the Trust Instrument:

         WHEREAS, on December 17, 2001, the Trustees approved amending the Trust Instrument of the Trust, subject to shareholder approval, to remove the upper limit on the number of Trustees that the Board of Trustees may set from time to time (the "Amendment"); and

         WHEREAS, the holders of a majority of the Shares outstanding and entitled to vote adopted the Amendment on February 21, 2002.

         NOW, THEREFORE, BE IT RESOLVED, that Article III, Section 3.6, of the Trust Instrument of the Trust shall be stricken in its entirety and the following inserted in its place:

                  "Section 3.6. Number of Trustees. The number of Trustees shall be at least one (1), and thereafter shall be such number as shall be fixed from time to time by a majority of the Trustees."

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         IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

/s/ Paul S. Doherty                       /s/ Jock Patton
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Paul S. Doherty, as Trustee               Jock Patton, as Trustee

/s/ J. Michael Earley                     /s/ David W.C Putnam
------------------------------------      --------------------------------------
J. Michael Earley, as Trustee             David W.C.Putnam, as Trustee

/s/ R. Barbara Gitenstein                 /s/ Blaine E. Rieke
------------------------------------      --------------------------------------
R. Barbara Gitenstein, as Trustee         Blaine E. Rieke, as Trustee

/s/ R. Glenn Hilliard                     /s/ John G. Turner
------------------------------------      --------------------------------------
R. Glenn Hilliard, as Trustee             John G. Turner, as Trustee

/s/ Walter H. May                         /s/ Roger B. Vincent
------------------------------------      --------------------------------------
Walter H. May, as Trustee                 Roger B. Vincent, as Trustee

/s/ Thomas J. Mclnerney                   /s/ Richard A. Wedemeyer
------------------------------------      --------------------------------------
Thomas J. Mclnerney, as Trustee           Richard A. Wedemeyer, as Trustee